Exhibit 99.1

COMSTOCK HOMEBUILDING COMPANIES, INC. REPORTS RESULTS FOR THREE MONTHS ENDED MARCH 31, 2012

DIVERSIFIED PLATFORM YIELDS RESULTS WITH SALE OF FIRST INVESTMENT GRADE APARTMENT PROPERTY

COMPANY GENERATES NET EARNINGS OF $0.19 PER DILUTED SHARE

Reston, Virginia (May 10, 2012) – Comstock Homebuilding Companies, Inc. (NASDAQ: CHCI) (“Comstock” or the “Company”), a multi-faceted real estate development and services company focused on the Washington, D.C. metropolitan area, announced net earnings for its first quarter ended March 31, 2012 of $3.9 million or $0.19 per diluted share, compared to a net loss for its first quarter ended March 31, 2011 of $(1.0) million or $(0.05) loss per diluted share. The 2012 first quarter earnings reflect the positive impact of Comstock’s diversified platform as a result of the first sale of an investment grade property developed by the Company.

Notable Events and Accomplishments

•

On March 7, 2012, the Company closed on the sale of its 103-unit Cascades Apartments project for $19.35 million, recognizing a gain of $6.5 million from the sale. At settlement, the Company received net proceeds of approximately $4.7 million from the transaction after repayment of the construction loan provided by Cardinal Bank, retirement of the $2.9 million non-controlling equity investment related to the project, and the escrowing of approximately $0.95 million of customary and usual warranty and performance reserves. The Company expects the escrowed funds to be released to the Company prior to year-end 2012.

•

The Company announced that its Homebuilding unit, Comstock Homes of Washington, LC, has acquired the rights to develop a new townhome style condominium project in Loudoun County, Virginia. Eastgate One is a 66-unit subdivision situated within the 400-unit Eastgate planned community located in Chantilly, Virginia. The Company will purchase finished lots on a takedown schedule commencing in mid-2012. Initial unit pricing is expected to start in the high $200’s. Eastgate One is proximate to the major employment areas in Loudoun County and Fairfax County. Amenities will include a centrally located recreation center that includes a clubhouse and pool.

•

The Company announced that during the first quarter its Homebuilding unit secured building permits and commenced construction of the first model home at The Hampshires, a 110-unit new home community located within the Lamond-Riggs neighborhood in the Northeast quadrant of Washington, D.C. The Hampshires is located proximate to two Metro rail stations just inside the Washington, D.C.-Maryland border. Sales of the 38 single-family homes and 73 townhomes at The Hampshires are expected to commence in mid-2012 with prices expected to start from the $400’s for the townhomes and the $600’s for the single-family homes.

•

The Board of Directors approved an amendment to the Company’s Certificate of Incorporation effecting a corporate name change from Comstock Homebuilding Companies, Inc. to Comstock Holding Companies, Inc. The corporate name change is being implemented to better reflect the diverse nature of the Company’s operating platform that includes homebuilding, development of Class-A apartment communities, mixed-use development, asset management and construction related services.

“We continue to execute our strategy of capitalizing on varied real estate development opportunities in the best real estate market in the nation”, said Christopher Clemente, Chairman and CEO. “The sale of our Cascades Apartment project gets 2012 off to a good start and demonstrates the ability of our diversified platform to contribute to the bottom line as we focus on returning Comstock to ongoing profitability. Our improved liquidity and balance sheet has enhanced our ability to pursue additional attractive opportunities and we look forward to a successful 2012.”

About Comstock Homebuilding Companies, Inc.

Comstock is a multi-faceted real estate development and services company. Our substantial experience in building a diverse range of products including apartments, single-family homes, townhouses, mid-rise condominiums, high-rise condominiums and mixed-use (residential and commercial) developments has positioned Comstock as a prominent real estate developer and homebuilder in the Washington, D.C. metropolitan area. Comstock Homebuilding Companies, Inc. trades on the NASDAQ Capital Market exchange under the symbol CHCI. For more information on the Company or its projects please visit www.comstockhomebuilding.com.

Cautionary Statement Regarding Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements including incurring substantial indebtedness with respect to projects, the diversion of management’s attention and other negative consequences. Additional information concerning these and other important risks and uncertainties can be found under the heading “Risk Factors” in the Company’s most recent Form 10-K, as filed with the Securities and Exchange Commission. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Contact:

Joe Squeri

Chief Financial Officer

703.230.1229

SOURCE: Comstock Homebuilding Companies, Inc.

COMSTOCK HOMEBUILDING COMPANIES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	March 31, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$7,913	$5,639
Restricted cash	3,101	3,082
Trade receivables	1,599	2,228
Real estate held for development and sale	19,249	21,212
Operating real estate, net	—	12,095
Property, plant and equipment, net	95	105
Other assets	3,024	2,018

TOTAL ASSETS	$34,981	$46,379

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$3,508	$3,987
Notes payable – secured by real estate held for development and sale, net of discount	8,476	10,541
Notes payable – secured by operating real estate, net	—	9,957
Notes payable – due to affiliates, unsecured	5,008	5,008
Notes payable – unsecured	4,040	4,309
Income taxes payable	23	33

TOTAL LIABILITIES	21,055	33,835

Commitments and contingencies (Note 10)
SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 77,266,500 shares authorized, 18,089,020 and 17,944,503 issued and outstanding, respectively	180	179
Class B common stock, $0.01 par value, 2,733,500 shares authorized, issued and outstanding	27	27
Additional paid-in capital	168,891	168,620
Treasury stock, at cost (391,400 shares Class A common stock)	(2,439)	(2,439)
Accumulated deficit	(152,733)	(156,684)

TOTAL COMSTOCK HOMEBUILDING EQUITY	13,926	9,703
Non-controlling interest	—	2,841

TOTAL EQUITY	13,926	12,544

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$34,981	$46,379

COMSTOCK HOMEBUILDING COMPANIES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Revenues
Revenue – homebuilding	$3,186	$3,019
Revenue – other	749	1,567

Total revenue	3,935	4,586
Expenses
Cost of sales – homebuilding	2,754	2,723
Cost of sales – other	1,064	1,273
Selling, general and administrative	1,886	1,364
Interest, real estate taxes and indirect costs related to inactive projects	600	345

Operating loss	(2,369)	(1,119)
Other income, net	29	276

Loss before income tax benefit	(2,340)	(843)
Income tax benefit	912	—

Net loss from continuing operations	(1,428)	(843)

Discontinued operations:
Loss from discontinued operations	(122)	(50)
Gain on sale of real estate from discontinued operations	6,516	—
Income tax expense from discontinued operations	(912)	—

Net income (loss) from discontinued operations	5,482	(50)
Net income (loss)	4,054	(893)
Less: Net income from discontinued operations attributable to non-controlling interests	103	132

Net income (loss) attributable to Comstock Homebuilding	$3,951	$(1,025)

Basic income (loss) per share
Continuing operations	$(0.07)	$(0.04)
Discontinued operations	0.26	(0.01)

Net income (loss) per share	$0.19	$(0.05)

Diluted income (loss) per share
Continuing operations	$(0.06)	$(0.04)
Discontinued operations	0.25	(0.01)

Net income (loss) per share	$0.19	$(0.05)

Basic weighted average shares outstanding	20,287	18,645
Diluted weighted average shares outstanding	21,228	18,645

Net income (loss) attributable to Comstock Homebuilding
Loss from continuing operations	$(1,428)	$(843)
Income (loss) from discontinued operations	5,379	(182)

Net income (loss)	$3,951	$(1,025)

COMSTOCK HOMEBUILDING COMPANIES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$4,054	$(893)
Adjustment to reconcile net income (loss) to net cash (used in) provided by operating activities
Amortization of loan discount and deferred financing fees	335	—
Depreciation expense	91	4
Gain on M&T note retirement	—	(196)
Gain on trade payable settlements	—	(135)
Gain on sale of operating real estate, net	(6,516)	—
Loss on disposal of property, plant and equipment	1	—
Amortization of stock compensation	272	—
Changes in operating assets and liabilities:
Restricted cash	(19)	(27)
Trade receivables	629	—
Real estate held for development and sale	1,906	2,706
Other assets	(411)	(1,739)
Accrued interest	(502)	—
Accounts payable and accrued liabilities	(925)	1,650
Income taxes payable	(10)	—

Net cash (used in) provided by operating activities	(1,095)	1,370

Cash flows from investing activities:
Investment in Cascades Apartments – operating real estate, net	—	(1,603)
Proceeds from sale of Cascades Apartments – operating real estate, net	18,400	—

Net cash provided by (used in) investing activities	18,400	(1,603)

Cash flows from financing activities:
Proceeds from notes payable	—	12,233
Payments on notes payable	(12,087)	(14,111)
Distribution of non-controlling interests and preferred returns	(2,944)	—
Proceeds from Cascades Private Placement	—	2,350

Net cash (used in) provided by financing activities	(15,031)	472

Net increase in cash and cash equivalents	2,274	239
Cash and cash equivalents, beginning of period	5,639	475

Cash and cash equivalents, end of period	$7,913	$714

Supplemental disclosure for non-cash activity:
Interest paid, net of interest capitalized	$831	$223
Reduction in proceeds from sale of Cascades Apartment and increase in other assets related to amounts placed in escrow upon settlement of Cascades Apartments sale	$950	$950
Reduction in accrued liabilities in connection with issuance of stock compensation	$—	$55
Increase in class A common stock par value in connection with issuance of stock compensation	$—	$1
Increase in additional paid in capital in connection with issuance of stock compensation	$—	$54
Reduction in restricted cash and accounts payable due to Cascades Private Placement closing	$—	$2,100